UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):

December 8, 2015

Commission File Number: 0-29923

CUI Global, Inc.

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Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.     Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders for CUI Global Inc. (“The Company”) on December 8, 2015, the Company’s shareholders: (i) elected seven directors; (ii) ratified the appointment of Perkins & Company, P.C. of the BDO Seidman Alliance as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers. Set forth below are the voting results for each of these proposals.

Proposal 1: Election of seven directors - each to a one-year term:

Nominee	For	Withheld	Broker Non-votes
William J. Clough	9,110,589	2,018,971	6,148,283
Thomas A. Price	8,102,420	3,027,140	6,148,283
Matthew M. McKenzie	10,777,130	352,430	6,148,283
Sean P. Rooney	8,113,436	3,016,124	6,148,283
Paul White	10,780,163	349,397	6,148,283
Corey A. Lambrecht	8,112,759	3,016,801	6,148,283
Joseph A. Mills	10,781,862	347,698	6,148,283

Proposal 2: Ratification of the appointment of Perkins & Company, P.C. of the BDO Seidman Alliance as the Company’s independent registered public accountants for the year ending December 31, 2015:

For	Against	Abstain	Broker Non-votes
16,956,256	310,417	11,170	0

Proposal 3: Advisory Approval of the Company’s Executive Compensation (Say-on-Pay).

For	Against	Abstain	Broker Non-votes
10,947,443	163,720	18,397	6,148,283

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on December 15, 2015.

CUI Global, Inc.

By:	/s/ William J. Clough
William J. Clough, CEO/President